Exhibit 99.(k)(vi)(2)

AMENDMENT

TO

SPECIAL CUSTODY AND PLEDGE AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of February 2, 2018, at 4:01 p.m., to the Special Custody and Pledge Agreement dated as of October 4, 2013 (as amended from time to time, the “Agreement”) between Center Coast Brookfield MLP & Energy Infrastructure Fund (formerly Center Coast MLP & Infrastructure Fund, “Customer”), UMB Bank, n.a. (“Custodian”) and BNP Paribas Prime Brokerage International, Ltd. (successor-in-interest to BNP Prime Brokerage, Inc., “Counterparty”).

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.                                      Section 14(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

(b) if to Customer, to:                           Brookfield Investment Management Inc.

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281-1023

Attention: Legal Department

Telephone: 212-417-7049

Facsimile: 917-210-4292

Email: BIMLegal@brookfield.com

2.                                      Counterparty, Customer, and the Custodian hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.                                      Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.                                      This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND

By:	/s/ Brian F. Hurley

Title:	President

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD.

By:	/s/ Jeffrey Lowe

Title:	Managing Director

By:	/s/ Brian Cahalan

Title:	Managing Director

UMB BANK, n.a.

By:	/s/ Authorized Signatory

Title:	Vice President